HEI Exhibit 99

NEWS RELEASE
May 9, 2025
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS FIRST QUARTER 2025 RESULTS

•Critical Legislation Passed by Hawaii State Legislature
◦HB 1001, Appropriating Funds for the State’s Contribution to the Maui Wildfire Tort Litigation Settlement
◦SB 897, Directing the Public Utilities Commission to Establish an Aggregate Liability Cap for Economic Damages from Future Wildfires
◦SB 1501, Protecting Reliable, Affordable Clean Energy Procurement, Supporting Advancement Toward Hawaii’s Decarbonization and RPS Goals
•Holding Company Completed Debt Reduction in April With Proceeds from American Savings Bank Sale
•Pacific Current Completed Sale of Largest Asset, Hamakua Energy; Quarter’s Results Reflect $13 Million Pre-tax Loss on Sale of Hamakua

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported net income for the first quarter of 2025 of $27 million, or $0.15 per share. Excluding Maui wildfire-related expenses, the loss recorded at Pacific Current on the sale of Hamakua Energy and net income from discontinued operations in 2024, Core1 income from continuing operations was $40 million, or $0.23 per share, compared to $28 million, or $0.26 per share in 2024.
“Our core operations performed well during the quarter, with the utility continuing to advance expanded wildfire safety and resilience measures. We’ve also made further strides in our efforts to regain HEI’s financial strength and emerge a stronger, more resilient company best positioned to serve our communities for the long term,” said Scott Seu, HEI president and CEO.
“The Hawaii Supreme Court’s positive decision earlier this year has paved the path toward execution of the Maui wildfire tort litigation settlement, and we expect to make our first
Note: Throughout this release, per share values are calculated based on diluted shares.
1     Measures described as “Core” for the periods in this news release are non-GAAP measures which exclude Maui wildfire-related costs, and expenses taken in connection with the strategic review of Pacific Current. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

settlement payment early next year. In April, we deployed proceeds from the American Savings Bank sale to reduce holding company debt by $384 million, increasing our financial flexibility as we formulate financing plans for the remaining settlement payments. We also completed the sale of Pacific Current’s largest asset, Hamakua Energy, advancing our strategic review process and helping simplify our business.
“This month, the Hawaii State Legislature passed legislation directing the Public Utilities Commission to establish a liability cap for future wildfires, and authorizing securitization to finance wildfire safety improvements, helping customer affordability. Legislation protecting the utility’s ability to procure reliable, affordable clean energy also passed, supporting our state’s drive towards a 100% renewable portfolio standard and carbon neutrality. And finally, the Legislature appropriated funds for the State of Hawaii’s contribution to the settlement, an important step in ensuring the settlement is able to move forward. This positive legislative outcome was the result of months of collaboration and hard work from our policymakers and numerous Hawaii stakeholders, and I am pleased that so many parties were able to come together to address these critical issues. The legislation is now awaiting Governor Green’s signature.”
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS2
Hawaiian Electric’s net income for the first quarter of 2025 was $48 million compared to $39 million in the first quarter of 2024, with the increase primarily driven by the following items:
•$7 million ($5 million after taxes) in higher revenues, primarily from the annual revenue adjustment mechanism, but also including $1 million of demand response revenues (offset by expenses included in O&M);
•$5 million ($4 million after taxes) impact from better heat rate performance; and
•$1 million in lower O&M, as positive impacts from the absence of costs related to the settlement of indemnification claims asserted by the state (recorded in 2024) and lower bad debt expense were partially offset by higher wildfire mitigation program expenses, higher property and general liability insurance costs and higher legal and outside services costs (which were previously deferred).
These items were partially offset by $2 million ($1 million after taxes) of higher interest expense (that was previously deferred).
Hawaiian Electric’s Core net income for the first quarter of 2025 was $50 million compared to $44 million in the same quarter last year. Pre-tax wildfire-related expenses of $11
2     Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

million were partially offset by $3 million in insurance recoveries and $6 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
Utility Dividend Update
The Hawaiian Electric Board of Directors declared a $10 million cash dividend payable to HEI for the first quarter of 2025.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $21 million in the first quarter of 2025 compared to $18 million in the first quarter of 2024. The higher net loss for the quarter was primarily due to a $13 million pre-tax loss recorded on Pacific Current’s sale of Hamakua Energy, partially offset by higher interest income at the holding company. Excluding the loss on sale of Hamakua Energy and wildfire-related expenses, Core net loss for the quarter was $10 million compared to $16 million in the first quarter of 2024.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its first quarter 2025 consolidated financial results today at 10:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through May 16, 2025. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s and Hawaiian Electric’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
The HEI family of companies provides the energy services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure resilience and public safety. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Measures described as “Core” are non-GAAP measures which exclude Maui wildfire-related costs, and the loss on sale taken in connection with HEI’s ongoing review of strategic options for Pacific Current. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions

(which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2024 and HEI’s other SEC periodic reports and filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2025	2024
Revenues
Electric utility	$738,366	$788,578
Other	5,704	3,436
Total revenues	744,070	792,014
Expenses
Electric utility	662,429	725,223
Other	19,221	15,904
Total expenses	681,650	741,127
Operating income (loss)
Electric utility	75,937	63,355
Other	(13,517)	(12,468)
Total operating income	62,420	50,887
Retirement defined benefits credit—other than service costs	917	1,001
Interest expense, net	(34,212)	(31,591)
Allowance for borrowed funds used during construction	1,417	1,386
Allowance for equity funds used during construction	3,585	3,640
Interest income	12,623	3,133
Loss on sale of a subsidiary	(13,211)	—
Income from continuing operations before income taxes	33,539	28,456
Income tax expense	6,395	6,795
Income from continuing operations	27,144	21,661
Preferred stock dividends of subsidiaries	473	473
Income from continuing operations for common stock	26,671	21,188
Income from discontinued operations	—	20,934
Net income for common stock	$26,671	$42,122
Continuing operations - Basic earnings per common share	$0.15	$0.19
Discontinued operations - Basic earnings per common share	—	0.19
Basic earnings per common share	$0.15	$0.38
Continuing operations - Diluted earnings per common share	$0.15	$0.19
Discontinued operations - Diluted earnings per common share	—	0.19
Diluted earnings per common share	$0.15	$0.38
Weighted-average number of common shares outstanding	172,478	110,218
Weighted-average shares assuming dilution	172,812	110,476
Income (loss) from continuing operations for common stock by segment
Electric utility	$47,816	$39,221
Other	(21,145)	(18,033)
Income from continuing operations for common stock	$26,671	$21,188
Comprehensive income attributable to HEI	$26,211	$32,321
Return on average common equity (%) (twelve months ended)[1]	NM	8.1
1 Simple average, based on net income for common stock.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
($ in thousands, except per barrel amounts)	2025	2024
Revenues	$738,366	$788,578
Expenses
Fuel oil	238,721	284,296
Purchased power	146,717	159,817
Other operation and maintenance	143,108	143,890
Depreciation	64,019	62,812
Taxes, other than income taxes	69,864	74,408
Total expenses	662,429	725,223
Operating income	75,937	63,355
Allowance for equity funds used during construction	3,585	3,640
Retirement defined benefits credit—other than service costs	1,051	1,072
Interest expense and other charges, net	(22,452)	(19,985)
Allowance for borrowed funds used during construction	1,417	1,386
Interest income	1,981	1,432
Income before income taxes	61,519	50,900
Income tax expense	13,204	11,180
Net income	48,315	39,720
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	48,086	39,491
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$47,816	$39,221
Comprehensive income attributable to Hawaiian Electric	$47,769	$39,172
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,453	1,412
Hawaii Electric Light	255	254
Maui Electric	257	240
	1,965	1,906
Average fuel oil cost per barrel	$104.55	$121.84
Return on average common equity (%) (twelve months ended)[1]	NM	7.8
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI management uses certain non-GAAP measures to evaluate the performance of HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP Core earnings.
The reconciling adjustments from GAAP earnings to Core earnings are limited to the costs related to the Maui wildfires and costs related to HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended March 31
(in thousands)	2025	2024[2]
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$8,850	$14,944
Outside services expenses	124	1,122
Other expenses	5,928	9,336
Interest expense	2,031	4,825
Pretax expenses	16,933	30,227
Insurance recoveries	(6,722)	(12,577)
Deferral of cost	(5,683)	(7,898)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	4,528	9,752
Pretax loss on sale of a subsidiary	13,211	—
Income tax benefits[3]	(4,568)	(2,511)
After-tax adjustments	$13,171	$7,241

1     Accounting principles generally accepted in the United States of America.
2     Excludes Maui wildfire-related costs of discontinued operations.
3     Current year composite statutory tax rate of 25.75%.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended March 31
(in thousands)	2025	2024
HEI Consolidated - Continuing Operations
GAAP income - continuing operations (as reported)	$26,671	$21,188
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	6,571	11,096
Outside services expenses	92	833
Other expenses	4,402	6,932
Interest expense	1,508	3,582
After tax expenses	12,573	22,443
Insurance recoveries	(4,991)	(9,338)
Deferral of cost	(4,220)	(5,864)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	3,362	7,241
Loss on sale of a subsidiary (after tax)	9,809	—
Non-GAAP (Core) income - continuing operations	$39,842	$28,429
GAAP Diluted earnings per share - continuing operations (as reported)	$0.15	$0.19
Non-GAAP (Core) Diluted earnings per share - continuing operations	$0.23	$0.26

	Three months ended March 31
(in thousands)	2025	2024
HEI Consolidated - Discontinued Operations
GAAP income - discontinued operations (as reported)	$—	$20,934
Excluding special items:
Wildfire expenses	—	(80)
Non-GAAP (Core) income - discontinued operations	$—	$20,854

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended March 31
(in thousands)	2025	2024
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$3,849	$10,735
Outside services expenses	—	784
Other expenses	5,695	9,141
Interest expenses	1,752	3,907
Pretax expenses	11,296	24,567
Insurance recoveries	(3,064)	(9,969)
Deferral of cost	(5,683)	(7,898)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	2,549	6,700
Income tax benefits[1]	(656)	(1,725)
After-tax adjustments	$1,893	$4,975

Hawaiian Electric consolidated net income
GAAP[2] net income (as reported)	$47,816	$39,221
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	2,858	7,971
Outside services expenses	—	582
Other expenses	4,229	6,787
Interest expenses	1,301	2,901
After tax expenses	8,388	18,241
Insurance recoveries (after tax)	(2,275)	(7,402)
Deferral of cost (after tax)	(4,220)	(5,864)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	1,893	4,975
Non-GAAP (Core) net income	$49,709	$44,196

1     Current year composite statutory tax rate of 25.75%.
2     Accounting principles generally accepted in the United States of America.
Note: Legal, outside services and other are included in “Other operation and maintenance” and interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries’ Consolidated Statements of Income Data.

Reconciliation of GAAP to non-GAAP Measures (continued)
Holding and Other Companies
Unaudited

	Three months ended March 31
(in thousands)	2025	2024
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$5,001	$4,209
Outside services expenses	124	338
Other expenses	233	195
Interest expenses	279	918
Pretax expenses	5,637	5,660
Insurance recoveries	(3,658)	(2,608)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries	1,979	3,052
Pretax loss on sale of a subsidiary	13,211	—
Income tax benefits[1]	(3,912)	(786)
Total after-tax adjustments	$11,278	$2,266

Holding and Other Companies net loss
GAAP[2] net loss (as reported)	$(21,145)	$(18,033)
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	3,713	3,125
Outside services expenses	92	251
Other expenses	173	145
Interest expenses	207	681
Maui windstorm and wildfires related expenses (after tax)	4,185	4,202
Insurance recoveries (after tax)	(2,716)	(1,936)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries (after tax)	1,469	2,266
Loss on sale of a subsidiary (after tax)	9,809	—
Non-GAAP (Core) net loss	$(9,867)	$(15,767)
1     Current year composite statutory tax rate of 25.75%.
2     Accounting principles generally accepted in the United States of America.
Note: Holding and Other Companies wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data.